EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2015 Ended March 31, 2015

SUNNYVALE, Calif., May 5, 2015 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (NASDAQ: AOSL), today reported financial results for the fiscal third quarter of 2015 ended March 31, 2015.

The results for the fiscal third quarter of 2015 ended March 31, 2015 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q3 FY2015	Q2 FY2015	Q3 FY2014
Revenue	$ 76.9	$ 81.3	$ 75.4
Gross Margin	16.6%	18.7%	16.3%
Operating Loss	$(3.4)	$(0.3)	$(2.9)
Net Loss	$(4.1)	$(1.3)	$(3.3)
Loss Per Share - Diluted	$(0.16)	$(0.05)	$(0.13)

On a non-GAAP basis excluding the effect of share-based compensation charges in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q3 FY2015	Q2 FY2015	Q3 FY2014
Revenue	$ 76.9	$ 81.3	$ 75.4
Gross Margin	16.8%	19.0%	16.5%
Operating Income (Loss)	$ (2.4)	$ 1.0	$ (2.1)
Net Loss	$ (3.2)	$ —	$ (2.4)
Loss Per Share - Diluted	$ (0.12)	$ —	$ (0.09)

"Our quarterly financial results were within our guidance, and marked the fifth consecutive quarter of year-over-year revenue growth despite the weakness in the PC market as well as pricing headwinds from a stronger U.S. dollar," said Dr. Mike Chang, the chairman and CEO of the company. "The March quarter also marks the one-year anniversary of our recovery journey. During the past year, we have reversed the revenue decline and have rejuvenated the fundamentals of the company. We are seeing signs across the company that our recovery continues to gain momentum. Our new product hit rate has improved, with rising momentum in the Low Voltage MOSFET, IGBT and Power IC product lines. We are well positioned to deliver continuing top line growth, enabling a return to profitability in 2016 as we benefit from the operating leverage of our business model."

"During our fiscal third quarter, we returned approximately $4.0 million of cash to our shareholders by repurchasing 449,247 shares of our common share under our share repurchase program. Reflecting its confidence in AOS' business model and future outlook, our Board has authorized an increase to $50.0 million in the total amount of our share repurchase program, up from the remaining balance of approximately $17.8 million as of March 31, 2015. In addition, as part of the Board's continuing effort to improve our corporate governance practices and enhance independent functions of the Board, Mr. Michael J. Salameh has been appointed as the lead independent director of the Board," he added.

Business Outlook for Fiscal Q4 Ending June 30, 2015

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $80.5 million and $84.5 million.
  GAAP gross margin is expected to be 17.5% plus or minus 1%.
  GAAP operating expenses are expected to be approximately $16.2 million plus or minus $1 million.
  Tax expense is expected to be approximately $1.1 million to $1.3 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.0 million to $1.2 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter of 2015 ended March 31, 2015 today, May 5, 2015 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company's investor relations website.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to projected amount of revenues, gross margin, operating income/(expenses), tax expenses, net income/(loss), and share-based compensation expenses, expectation with respect to improvement in profit, our recovery progress and competitive position, the share repurchase program, our ability and strategy to develop new products, expand our sales, revenue and profitability, growth in revenue and market share, including adoption of low-voltage and power IC products, seasonality fluctuation in customer demand, the execution of our business plan, and other information under the section entitled "Business Outlook for Fiscal Q4 Ending June 30, 2015". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed on August 29, 2014. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income/(loss), net income/(loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income/(loss), does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2015	2014	2014	2015	2014

Revenue	$ 76,918	$ 81,328	$ 75,405	$ 246,463	$ 235,791
Cost of goods sold	64,154	66,086	63,095	200,297	192,711
Gross profit	12,764	15,242	12,310	46,166	43,080
Gross margin	16.6%	18.7%	16.3%	18.7%	18.3%

Operating expenses
Research and development	6,929	6,430	5,977	20,155	17,796
Selling, general and administrative	9,219	9,135	9,256	27,958	25,505
Total operating expenses	16,148	15,565	15,233	48,113	43,301
Operating loss	(3,384)	(323)	(2,923)	(1,947)	(221)

Interest income and other, net	18	26	52	92	90
Interest expense	(41)	(43)	(62)	(157)	(210)
Loss before income taxes	(3,407)	(340)	(2,933)	(2,012)	(341)

Income tax expense	698	957	361	2,826	2,486
Net loss	$(4,105)	$(1,297)	$(3,294)	$(4,838)	$(2,827)

Net loss per share
Basic	$(0.16)	$(0.05)	$(0.13)	$(0.18)	$(0.11)
Diluted	$(0.16)	$(0.05)	$(0.13)	$(0.18)	$(0.11)

Weighted average number of common shares used to compute net loss per share
Basic	26,447	26,577	26,067	26,469	25,865
Diluted	26,447	26,577	26,067	26,469	25,865

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2015	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$ 112,931	$ 117,788
Restricted cash	245	244
Accounts receivable, net	31,141	36,535
Inventories	66,311	66,560
Deferred income tax assets	2,931	2,842
Other current assets	3,433	3,810
Total current assets	216,992	227,779
Property, plant and equipment, net	115,817	123,254
Intangible assets, net	17	229
Goodwill	269	269
Deferred income tax assets - long term	10,938	10,854
Other long-term assets	3,281	1,963
Total assets	$ 347,314	$ 364,348
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ 6,429	$ 13,821
Accounts payable	34,396	38,760
Accrued liabilities	17,675	17,376
Income taxes payable	1,821	1,933
Deferred margin	699	665
Capital leases	978	1,061
Total current liabilities	61,998	73,616
Income taxes payable - long term	1,622	2,315
Deferred income tax liabilities	3,551	3,234
Capital leases - long term	299	1,005
Other long term liabilities	1,004	1,143
Total liabilities	68,474	81,313
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at March 31, 2015 and June 30, 2014	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 27,090 shares and 26,309 shares, respectively at March 31, 2015 and 26,644 shares and 26,304 shares, respectively at June 30, 2014	54	53
Treasury shares at cost, 781 shares at March 31, 2015 and 340 shares at June 30, 2014	(6,759)	(2,889)
Additional paid-in capital	178,820	174,084
Accumulated other comprehensive income	915	1,033
Retained earnings	105,810	110,754
Total shareholders' equity	278,840	283,035
Total liabilities and shareholders' equity	$ 347,314	$ 364,348

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2015	2014	2014	2015	2014

U.S. GAAP gross profit	$ 12,764	$ 15,242	$ 12,310	$ 46,166	$ 43,080

Share-based compensation:
Cost of goods sold	167	174	119	495	457
Non-GAAP gross profit	$ 12,931	$ 15,416	$ 12,429	$ 46,661	$ 43,537
Non-GAAP gross margin	16.8%	19.0%	16.5%	18.9%	18.5%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Loss to Non-GAAP Operating Income (Loss)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2015	2014	2014	2015	2014

U.S. GAAP operating loss	$(3,384)	$(323)	$(2,923)	$(1,947)	$(221)

Share-based compensation:
Cost of goods sold	167	174	119	495	457
Research and development	43	293	221	542	484
Selling, general and administrative	730	810	521	2,282	1,234
Total share-based compensation	940	1,277	861	3,319	2,175

Non-GAAP operating income (loss)	$(2,444)	$ 954	$(2,062)	$ 1,372	$ 1,954

Alpha and Omega Semiconductor Limited
Reconciliation of Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2015	2014	2014	2015	2014

U.S. GAAP net loss	$(4,105)	$(1,297)	$(3,294)	$(4,838)	$(2,827)

Share-based compensation:
Cost of goods sold	167	174	119	495	457
Research and development	43	293	221	542	484
Selling, general and administrative	730	810	521	2,282	1,234
Total share-based compensation	940	1,277	861	3,319	2,175

Non-GAAP net loss	$(3,165)	$(20)	$(2,433)	$(1,519)	$(652)

Non-GAAP diluted net loss per share	$(0.12)	$—	$(0.09)	$(0.06)	$(0.03)

Weighted-average number of common shares used in computing non-GAAP net loss per share
Diluted shares	26,447	26,577	26,067	26,469	25,865
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com